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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

                                GLAMIS GOLD LTD.


FOR IMMEDIATE RELEASE

TRADING SYMBOL: TSE NYSE - GLG                                     MARCH 1, 1999

                      GLAMIS COMPLETES RAYROCK ACQUISITION

Reno, NV, USA - Glamis Gold Ltd. announces that, effective February 26, it has completed the acquisition of Rayrock Resources Inc. Glamis issued approximately 29,277,820 common shares and paid CDN$ 52,883,007 to consummate the transaction. The resulting Glamis has 66,267,432 common shares outstanding and approximately $US 40.0 million in cash available for exploration, development and other capital programs.

"The completion of this amalgamation provides the financial strength and critical mass for growth, and enables us to internally finance our near-term development projects," said Kevin McArthur, President and CEO of Glamis. "The new combination of human resources, solid balance sheet, low-cost mines with reserves in the southwestern U.S., and our quality exploration and development programs will serve to lift Glamis into position as a premier intermediate gold producer. We thank and welcome our new shareholders, and we pledge to continue delivering value."

Work is currently underway to combine company assets. The Toronto office functions are being moved to Reno, Nevada and the office building will be sold. Early 1999 will see simplification of the company's business, optimization of future gold production, and evaluation of the Ivan copper property in Chile.

Meanwhile, considerable effort will focus on consolidating the company's very successful gold exploration programs:

- Drilling continues at the Marigold Mine in Nevada in an effort to further grow reserves for future expansion plans.

- The oxide resource at the San Martin Project in Honduras remains open-ended, with continued expansion through step-out drilling.

- Core drilling at the Cerro Blanco Project in Guatemala has provided samples for metallurgical testing of this new discovery.

-    Diamond drilling has commenced at the Viento Frio project in Panama.

The Glamis Board of Directors has approved continued feasibility and development work at the San Martin project in Honduras. An internal feasibility report is expected by August, to be followed by approval for construction expected by November, 1999. Pre-feasibility work indicates that an investment of $US 15 million will be adequate for



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development of an open-pit run-of-mine operation capable of producing 60,000 ounces of gold per year at a cash cost of less than $150 per ounce.

Glamis Gold Ltd. is a quality intermediate gold producer with a focus on cost effective operations in the Americas. Each Glamis mine is a showplace, with emphasis on long-term, responsible operations benefiting our shareholders, employees and communities. Glamis ended the year on December 31, 1998 in a strong, debt-free position.

Safe Harbor Statement under the United States Private Securities Litigation Reform Act of 1995: Except for the statements of historical fact contained herein, the information presented constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including but not limited to those with respect to the price of gold, estimated future production, the Company's hedging policy and permitting time lines, involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the factual results of current exploration activities, conclusions of feasibility studies now underway, changes in project parameters as plans continue to be refined, future prices of gold, as well as those factors discussed in the section entitled "Other Considerations" in the Company's Annual Report on Form 10-K.



On behalf of the Board;

/s/ DANIEL J. FORBUSH
--------------------------------------
Daniel J. Forbush,
C.P.A.
Chief Financial Officer, Treasurer & Secretary

For further information contact:

Daniel J. Forbush                                   Website:  www.glamis.com
Glamis Gold Ltd.                                    email to : danf@glamis.com
5190 Neil Road, Suite 310
Reno, NV 89502
Tel:  (775)827-4600 ext. 103  Fax (775)827-5044